Exhibit 10.37

A. M. CASTLE & CO.

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT
2008 A. M. CASTLE & CO.
OMNIBUS INCENTIVE PLAN

GRANTEE:
NUMBER OF SHARES OF RESTRICTED STOCK: [*]
DATE OF GRANT: [*]
This is an award agreement (the “Award Agreement”) between A. M. Castle & Co., a Maryland corporation (the “Corporation”) and the individual named above (the “Grantee”). The Corporation hereby grants to the Grantee an aggregate of the above-stated number of shares of Common Stock of the Corporation on the terms and conditions contained herein and in the 2008 A. M. Castle & Co. Omnibus Incentive Plan, as amended and restated as of April 25, 2013, and as may be further amended from time to time (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.
1.     Vesting of Restricted Stock. Subject to the terms and conditions of this Award Agreement and the Plan, the Restricted Stock shall vest as follows:
NUMBER OF SHARES: [*] VESTED ON OR AFTER: [*]
2.     Stock Certificates. Certificates for the Restricted Stock shall be issued by the Corporation in the name of the Grantee and delivered to the Grantee at the time of grant. The certificates shall bear the following legend evidencing its restrictive nature as follows:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE 2008 A. M. CASTLE & CO. OMNIBUS INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND A. M. CASTLE & CO. A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF A. M. CASTLE & CO., 1420 KENSINGTON ROAD, SUITE 220, OAK BROOK, ILLINOIS 60523.
3.     Effect of Termination of Service as a Director. If the Grantee’s service as a director of the Corporation terminates for any reason, other than due to a Change in Control, as defined below, then any Restricted Stock not vested as of such date will be forfeited to the Corporation, subject in each case to acceleration of vesting, as determined by the Committee in its sole discretion.
1.Change in Control. If the Grantee’s service as a director of the Corporation terminates due to a Change in Control, then any Restricted Stock not vested as of such Change in Control will vest in full upon the closing of the Change in Control. For purposes of this Award Agreement, a “Change in Control” shall mean any of the following that occur after the Date of Grant:

a.	Approval by the stockholders of the Corporation of a complete dissolution or liquidation of the Corporation;

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b.
Any sale or disposition to a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of the assets of the corporation equal to more than fifty percent (50%) of the total gross fair market value of all of the assets of the Corporation before such sale or disposition, provided that, for purposes of this subparagraph, the “gross fair market value” shall be determined without regard to any liabilities associated with the assets of the Corporation or the assets so sold or disposed;

c.
There is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation or entity, other than a merger or consolidation immediately following which the individuals who comprise the Board of the Corporation immediately prior thereto constitute at least a majority of the board of directors of (i) the Corporation, (ii) the entity surviving such merger or consolidation, or (iii) if the Corporation or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof.

5.     Rights as Shareholder. The Grantee shall have all rights of a shareholder prior to the vesting of the Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
6.     Transferability. The Restricted Stock may not be transferred, assigned or made subject to any encumbrance, pledge or charge until such Restricted Stock has vested and any other restrictions or conditions on such Restricted Stock are removed, have been satisfied or expire.
7.     Amendment. This Award Agreement may be amended only by a writing executed by the Corporation and the Grantee that specifically states that it is amending this Award Agreement. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to the Grantee, and provided that no such amendment adversely affecting the rights of the Grantee hereunder may be made without the Grantee’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Grantee, the provisions of the Restricted Stock or this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to shares of Restricted Stock which are than subject to restrictions as provided herein.
8.     Severability. If all or any part of this Award Agreement is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award Agreement not declared to be unlawful or invalid. Any Section of this Award Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.
9.     Construction. The Restricted Stock is being issued pursuant to Section 9 of the Plan and is subject to the terms of the Plan. A copy of the Plan has been given to the Grantee and additional copies of the Plan are available upon request during normal business hours at the principal executive officers of the Corporation. To the extent that any provision of this Award Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Award Agreement shall be of no force or effect.
10.     Binding Effect and Benefit. This Award Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Corporation, its successors and assigns, and the Grantee and his successors and assigns.
11.    Entire Understanding. This Award Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.

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12.     Governing Law; Choice of Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland. The Grantee submits to the in personam jurisdiction of the federal and state courts in the district or county, respectively, in which Oak Brook, Illinois is situate and agrees that such courts shall be the sole and exclusive forum for the resolution of any disputes regarding the Plan or this Award Agreement.
13.    Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
The Corporation and the Grantee hereby agree to the terms and conditions of this Award Agreement and have executed it as of the Date of Grant set forth above.
A. M. CASTLE & CO.

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By:
Its:

_________________________________
Grantee

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